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                                                                     EXHIBIT 2.2

CONTRACT OF SALE OF SHARES OF THE COMPANY XFERA MOVILES, S.A.

NUMBER ONE THOUSAND FOUR HUNDRED AND THIRTY EIGHT

In Madrid, my residence, on June twenty third two thousand and four.

Before me, JUAN ALVAREZ-SALA WALTHER, Notary of this Capital and its Notaries' Association,

                                     APPEAR

OF THE ONE PART: MS. ANA ISABEL MORALES RODRIGUEZ, of legal age, with the abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6, with DNI (National Identity Document) and NIF (Tax Identification Number) 28738501-R.

OF THE OTHER: MR. MANUEL FERNANDEZ MAZA, of legal age, married, with abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6, with DNI and NIF number 51356303-V.

AND OF THE OTHER: MR. FRANCISCO MONTORO ALEMAN, of legal age, married, with abode for these purposes in Madrid at Calle Jose Ortega y Gasset, number 29, with DNI and NIF number 5404195-T.

                                   WITNESSETH

A) Ms. Ana Isabel Morales Rodriguez, for and on behalf of the limited liability company called "TELVENT INVESTMENTS S.L." (hereinafter the "Purchaser"), as authorized representative thereof, a company with CIF (Company Tax Identification Number) B-84/023373, with registered office in Alcobendas (Madrid) at Calle Valgrande, 6, set up for an open-ended time by means of a public deed

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      executed before the Notary of Madrid, Mr. Ignacio Paz-Ares Rodriguez on 8
      June 2004 under the number 1430 of his protocol and entered in the Mercantile Register of Madrid in volume 20,155, sheet 84, section 8, page M-355,841, entry 1.

      Her powers of representation derive from the power of attorney severally conferred thereon by said company's joint directors under the agreement dated 16 June 2004, placed on public record by means of a deed executed before the Notary of Madrid, Mr. Ignacio Paz-Ares Rodriguez on 18 June 2004 with the number 1544 of his protocol. An authorized copy of this deed has been shown to me and I have extracted therefrom an authenticated copy attached hereto.

      Ms. Morales Rodriguez declares that the legal personality and capacity of the company she represents have undergone no change and remain in full force and that the powers she exercises have not been revoked, suspended or limited in any way whatsoever, that she is following the instructions of the company she represents in this contract and that this transaction forms part and parcel of the company's normal business as an act in pursuit of the corporate purpose and under the aegis thereof.

B) Mr. Manuel Fernandez Maza intervenes as authorized representative of the public limited company called "TELVENT GIT, S.A." (hereinafter the "Seller"), with CIF A-82/631623, with registered office in Alcobendas (Madrid), at Calle Valgrande, 6, set up for an open-ended time under the name of "Telvent Desarrollos, S.A." by a deed executed before the Notary of Madrid, Mr. Carlos Perez Baudin on 4 April 2000 under the number 1199 of his protocol and entered in the Mercantile Register of Madrid in volume 15,370, book 0, sheet 164, section 8, page M-257, 879, entry 1. The called-up capital pending in the deed of foundation was paid by means of another deed authorized on 11 October 2000 by the Notary of Madrid, Mr. Carlos Perez Baudin, with the number 3284 of his protocol. Its share capital has been increased several times by virtue of other deeds authorized by said Notary, Mr. Carlos Perez Baudin, on the following dates: 12 December 2000 with the protocol number 3989 and 1 January 2001 with the protocol number 1. Its trade name was

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      changed from "Telvent Desarrollos, S.A" to "Telvent Sistemas y Redes, S.A"
      by means of another deed authorized by the Notary of Madrid, Mr. Carlos Perez Baudin, on 12 February 2001, protocol number 516, and its share capital was re-denominated in euros by another deed before said Notary, Mr. Carlos Perez Baudin, on 8 May 2001, protocol number 1596.

      The company then changed the name of "Telvent Sistemas y Redes, S.A." to its current one of "TELVENT GIT, S.A" by a deed executed before the Notary of Madrid, Mr. Carlos Perez Baudin, on 1 April 2003, with the number 1030 of his protocol, leading to entry number 29 in the company's register page.

      His powers of representation derive from the power of attorney severally conferred on him by agreement of the Board of Directors of the Company he represents in the board meeting held on 15 April 2004, then executed by means of a deed before the Notary of Madrid, Mr. Ignacio Paz-Ares Rodriguez on 18 June 2004 with the number 1543 of his protocol. I have been shown an authorized copy thereof and extracted therefrom an authenticated copy attached hereto.

      Mr. Fernandez Maza declares that the legal personality and capacity of the company he represents have undergone no change and remain in full force and that the powers he exercises have not been revoked, suspended or limited in any way whatsoever, that he is following the instructions of the company he represents in this contract and that this transaction forms part and parcel of the company's normal business as an act in pursuit of the corporate purpose and under the aegis thereof.

C) Mr. Francisco Montoro Aleman intervenes herein as authorized representative of "Citibank International Plc" (hereinafter "Citibank") a company limited by shares founded in Great Britain under the Companies Acts 1948 to 1967, registered in London (England) on 21 December 1972 and re-registered as a public limited company under article 43 of the Companies Act 1985 on 1 March 1993. Its registered head office and main business office is currently at 336 Strand, London

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      WC2R 1HB and it has been entered in the Mercantile Register of England and
      Wales under the number 1088249.

      His powers of representation derive from a power of attorney conferred without individual distinction on him by means of a deed executed before the Notary of Madrid, Mr. Ignacio Martinez-Gil Vich on 3 March 2004 under the number 772 of his protocol. Mr. Montoro has shown me, the Notary, the authorized copy of this power of attorney, from which I have taken an exact and complete photocopy attached hereto, hereby certifying that it is an exact reproduction.

      Mr. Montoro declares that his principal exists and that the powers he exercises have not been revoked, suspended or limited in any way.

      In fulfillment of the obligation established by article 98.1 of the Law 24/2001, and with the effects provided for in paragraph two thereof, I hereby declare that I consider and adjudge the persons attending to have sufficient legal standing for, with the representation indicated, deeming in my opinion, from the entire contents of the above-mentioned empowering documents, particularly the whole range of powers conferred, that they have sufficient authorization to grant this present deed of sale-purchase of shares of the Company XFERA MOVILES, S.A., under the terms and conditions establish therein.

      The persons appearing HAVE, in my opinion, in the capacity they appear, sufficient legal standing to grant this present deed and, therefore,

                                  THEY DECLARE:

      I. That the Seller is shareholder of the Company Xfera Moviles, S.A, with registered office in Madrid, Edificio A.P.O.T., c/Ribera del Sena s/n, Campo de las Naciones; formed for an open-ended period of time by means of deed dated January 4, 2000, granted before the Notary of Madrid Mr. Juan Alvarez-Sala Walther, with number

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      30 of his Protocol, recorded in the Madrid Mercantile Register, at Volume
      14805, Sheet 140, Section 8, Page M-246116. With Tax Identification Number 5Q1976091.

      The Seller is holder of one million four hundred and sixty seven thousand two hundred and seventy (1,467,270) registered shares numbered from 329,886,929 to 331,354,198, both inclusive, of the company Xfera Moviles S.A. (hereinafter, the "Shares", entirely subscribed and fifty percent (50%) paid in.

      The Seller and Purchaser hereby declare that they are aware of the fact that on 10 June 2004 the Official Gazette of the Mercantile Register ("BORME" in Spanish initials) published the capital call agreed by the Board of Directors of Xfera Moviles, S.A. corresponding to the shares of Xfera Moviles S.A. numbered 309,000,001 to 335,000,000 (the "Call"), as a result of which the total capital call corresponding to the subscribed shares (the "Capital Call") has to be paid to Xfera Moviles, S.A. between 23 and 30 June 2004.

      Certificate. The shares were acquired by the Purchaser by virtue of its subscription of the capital increase agreed by the Board of Directors of Xfera Moviles, S.A on 15 December 2003, ratified by the General Shareholders' Meeting of said company on 7 January 2004, declared to be wholly subscribed and fifty percent (50%) paid up by said company's Board of Directors of 9 March 2004, placed on public record by virtue of the deed executed on 1 June 2004 before the Notary of Madrid, Mr. Cruz-Gonzalo Lopez- Muller Gomez with the number 1432 of his protocol, entered in the Mercantile Register of Madrid in volume 18,362, book 0, sheet 76, section 8, page M-246,116, entry 30 (the "Share Increase").

      The ongoing validity of this tenure is accredited by exhibition of a certificate issued by the Secretary of the Board of Directors of Xfera Moviles, S.A, Jose Perez Santos, whose signature I am familiar with and hereby certify as genuine. This certificate, dated 22 June 2004 has been shown to me and I have obtained therefrom a photocopy, attached hereto, which I, the Notary, hereby certify to be an exact copy.

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      These shares, except for the pledge to be dealt with in declaration IV below, are free of all charges and encumbrances, as asserted by the Seller, notwithstanding which I, the Notary, make the due legal caveat.

      The representative of the Selling party declares that the valuation of the aforementioned shares is ONE MILLION THREE HUNDRED AND TWELVE THOUSAND ONE HUNDRED AND THREE EUROS (1,312,103 euros). The representative of the Purchasing party declares itself to be in agreement with the valuation, calculated on the basis of the net book value of the investment in Xfera Moviles, S.A registered on the date of executing this deed in Telvent GIT, S.A.

      II. The parties hereby declare that there is no legal or judicial impediment nor is there any unfulfilled statutory covenant that prevents or restricts the free transferability of the aforementioned securities. They nevertheless state for the record that the aforementioned certificate issued by Mr. Perez Santos confirms that there is no any statutory restriction for the transfer of the aforementioned shares, without detriment to the limitation laid down in the Shareholders' Agreement of Xfera Moviles, S.A.

      For all due effects and purposes the parties hereto place on record the fact that the companies represented herein belong to the same company group and that all shareholders and the parent company are familiar with this transaction and approve same.

      III. The share transfer to be effected hereunder does not fall within the set of circumstances included in numbers 1 and 2 of article 108 of the Stockmarket Law 24/1988 of 28 July (Ley del Mercado de Valores).

      IV. Diverse public instruments have placed on public record the Maximum Share Pledge Contract, to which the parties are the companies Xfera Moviles, S.A

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      ("Xfera"), Nortel Networks International Finance and Holding BV
      ("Nortel"), Ericsson Credit AB ("Ericsson"), Citibank and the shareholders of Xfera (The "Pledge Contract" or "Share Deed). All these public instruments were executed before the Notary of Madrid, Mr. Juan Alvarez-Sala Walther under the numbers 2200, 2213, 2214, 2221 and 2644 of his general protocol of public-instruments corresponding to 2001. The Purchaser hereby declares that it is completely familiar with the Pledge Contract and accepts it without reserve. The Purchaser also declares its full familiarity with and acceptance of the following: (i) the pledge deeds executed before the Notary of Madrid, Mr. Jesus Roa Martinez on 18 July 2002 under the numbers 222, 223, 224 and 225 of his protocol (the "Pledge Issuing Deeds of 2002"), (ii), the Pledge Confirmation Deed executed before the Notary of Madrid, Mr. Jesus Roa Martinez on 30 June 2003 under the number 758 of his protocol (the "Confirmation Deed") and
      (iii), the pledge deed executed before the Notary of Madrid, Mr. Cruz-Gonzalo Lopez Muller Gomez on the same date in relation to the shares of Xfera Moviles, S.A issued to cover the Share Increase (the "Pledge Extension Deed of 2004" and, together with the Pledge Issuing Deeds of 2002, the "Pledge Issuing Deeds"). All this refers to the financial documents placed on public record by means of the deed executed before the Notary of Madrid, Mr. Juan Alvarez Sala Walther on 27 August 2001, with the number 2374 of his protocol and the subsequent amendments thereto. The Purchaser hereby declares itself to be familiar with all of them.

      V. Clause six of the Pledge Contract deals with the transfer of Xfera shares after the setting up of the Pledge (as defined in the Pledge Contract), laying down a series of requisites for the fulfillment thereof.

      VII. That diverse public instruments placed on public record the Subordination Contract, to which the parties are the companies Xfera, Nortel, Ericsson, Citibank, the shareholders of Xfera and the Entities Associated with the Shareholders (as defined in said contract) (the "Subordination Contract"). These public instruments were all executed before the Notary of Madrid, Mr. Juan Alvarez Sala Walther,

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      under the numbers 2201, 2215, 2217 and 2219 of his general protocol of public-instruments corresponding to 2001. The executor declares itself to be fully familiar therewith and accepts same. All this refers to the financial documents placed on public record by means of the deed executed before the Notary of Madrid, Mr. Juan Alvarez Sala Walther on 27 August 2001, with the number 2374 of his protocol and the subsequent amendments thereto. The Purchaser hereby declares itself to be familiar with all of them.

      XI. That the Seller and the Purchaser have agreed to grant this present deed of sale-purchase of shares and adhesion to contracts of pledge and of subordination, and pursuant to the above, the parties as appearing above grant it subject to the following:

                                    CLAUSES:

      ONE.- The Seller hereby sells to the Purchaser, which purchases, the Shares, described in recital I of this deed.

      The Purchaser acquires the above-indicated Shares in their current condition in respect of charges and encumbrances, which the Seller states are detailed in Recital IV.

      The Purchaser hereby makes a commitment to the Seller to pay to Xfera Moviles, S.A. the full amount of the Capital Calls under the terms provided for in the Application published in the Mercantile Register Official Gazette (BORME), and to indemnify the Seller for any damages, losses and liabilities that may be incurred by the latter due to breach or defective performance of this obligation, in particular those resulting from the possible application of article 46 of the Spanish Corporations Law.

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      TWO.- The Price for this present sale-purchase, for the entirety of the
      Shares indicated in Recital I, is established at ONE MILLION THREE HUNDRED AND TWELVE THOUSAND, ONE HUNDRED AND THREE EUROS (1,312,103 euros).

      The share price, as the parties hereto declare, has been calculated on the basis of the net book value of the investment in Xfera Moviles, S.A, registered on the date of executing this deed in Telvent GIT, S.A.

      The deadline for making the payment by the Purchaser is set at 30 June
      2004.

      THREE. The Purchaser recognizes, confirms and accepts that the shares acquired hereunder have already been pledged under the terms of the Pledge Contract, the Pledge Issuing Deeds and the Confirmation Deed and, in relation to said shares, ratifies as far as may be necessary the contents of the Pledge Contract, the Pledge Issuing Deeds and the Confirmation Deed.

      The Purchaser also declares that it is party to the Subordination Contract by virtue of having adhered thereto before the execution of this deed. Insofar as it may be necessary it hereby ratifies the Subordination Contract with respect to any debt it may have to take on as a result of the contract of sale being formalized hereunder, in particular in relation to the debt denominated as "Subordinated Debt" in said deed.

      The Purchaser declares that the fact of being party to the Pledge Contract, the Pledge Issuing Deeds, the Confirmation Deed and the Subordination Contract does not entail any exceeding of the Purchaser's capacity for incurring debts or furnishing guarantees nor a breach of any of the Purchaser's legal or contractual obligations.

      The Purchaser also declares that each and every one of the documents relating thereto handed over to Citibank and each and every one of the declarations made by

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      the Purchaser under the aegis of or in relation to the Pledge Contract and the Subordination Contract are correct and complete and that the contents thereof are fully in force on today's date.

      FOUR. The Parties declare that the Shares have been pledged in favor of Nortel and Ericsson and represented in a multiple certificate. For that purpose and for the purpose of any possessory displacement and execution of the lien, the multiple certificate comprising the shares has been deposited in Citibank as the agent of Nortel and Ericsson.

      Citibank hands over to me, the Notary, said original multiple certificate corresponding to the shares owned by the Seller. The following procedures are then carried out with relation to said certificate.

      (i) I, the Notary, hand over the multiple certificate to the Seller, requiring the latter to endorse it in favor of the Purchaser so that it may be returned to Citibank once endorsed.

      (ii). The Seller endorses said multiple certificate in favor of the Purchaser, after which it hands it back to me, the Notary.

      (iii). I, the Notary, hand over to Citibank the certificate endorsed in favor of the Purchaser, leaving a copy thereof attached hereto.

      FIVE. The Purchaser asks me, the Notary, to issue the first authorized copy of this deed corresponding to the Purchaser and hand it over to Citibank.

      I, the Notary, accept the request.

      SIX. The parties will collaborate in as many communications, notifications and arrangements as may be necessary for entering the shares in the Purchaser's name in

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      Xfera Moviles, S.A's Book of Registered Shares, notification to the pledgees and any other arrangements that may prove necessary.

      SEVEN. All costs and taxes arising from the formalization of this deed will be met by the Purchaser.

      EIGHT. The parties, hereby waiving any jurisdiction that might otherwise correspond to them, hereby submit themselves to the courts of law of Madrid.

      This deed, drawn up according to the draft furnished by the parties hereto, is hereby formalized in the above terms.

      The parties hereto hereby declare that this deed documents a transaction that aims to restructure the corporate makeup of the group to which the companies represented herein belong, and that it is fully in keeping with the shareholders' agreement of Xfera, S.A and does not damage any third party whatsoever.

      Data Processing. Pursuant to the provisions laid down in the Spanish Personal-Data Protection Law 15/1999, the parties are hereby informed that their data will be fed into the computer files of the notaries' office and they accept same. This information will be kept on a confidential basis and will be used only for the purposes of remittances that are compulsory by law.

      The legal caveats have been made, especially those of a fiscal character.

      The parties hereto state and execute the above. I, the Notary, read this deed out to them, after informing them of their right to read it for themselves, which right they waive, and then they ratify the execution and sign the deed with me.

      I, the Notary, hereby certify the following: that I have identified the parties hereto on the basis of the abovementioned documentation, pursuant to the Spanish Notaries

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      Law (Ley Organica del Notariado), that, in my judgment, they have the capacity to intervene herein and are eligible to do so, that this deed has been executed in due accordance with the law and the duly informed will of the executors and everything contained in this public instrument, issued on nine sheets of stamped paper for the exclusive use of notarial documents; series 5M, numbers 8346262, 8346263, 8346264, 8346265, 8346266,
      8346267, 8346268, 8346269 and the present one. Signed by: Ana Isabel Morales, Manuel Fernandez, Francisco Montoro. Signed. Juan Alvarez-Sala Walther.

              Tariff Application. Additional Provision 3, Law 8/89
                           Duty: agreed fees. Rule 8.

                               ATTACHED DOCUMENTS

      ATTACHED DOCUMENT NUMBER ONE

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FORMALISATION OF COMPANY AGREEMENTS: POWER OF ATTORNEY AT THE BEHEST OF THE
COMPANY "TELVENT INVESTMENTS, S.L."

NUMBER ONE THOUSAND FIVE HUNDRED AND FORTY FOUR

In Madrid, my residence, on June eighteenth two thousand and four.

Before me, IGNACIO PAZ-ARES RODRIGUEZ, Notary of this Capital and member of its Notaries' Association

                                     APPEARS

MS. ANA ISABEL MORALES RODRIGUEZ, of legal age, Spanish, married and with the abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6. with DNI and NIF 28738501-R

                                   WITNESSETH

For and on behalf, as authorized representative of the limited liability company, currently being set up, called "TELVENT INVESTMENT S.L" with CIF B-84/023373, with registered office in Alcobendas (Madrid), Calle Valgrande, number 6 set up for an open-ended time by means of a public deed executed before the Notary of Madrid, Mr. Ignacio Paz-Ares Rodriguez on 8 June 2004 under the number 1430 of his protocol and entered in the Mercantile Register of Madrid in volume 20,155, sheet 84, section 8, page M-355841, entry 1.

Her powers of representation derive from the power of attorney conferred thereon by the company's joint but not several directors by virtue of the deed executed before the Notary of Madrid, Mr. Ignacio Paz-Ares Rodriguez on 8 June 2004 with

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the number 1435 of his protocol, an authorized copy of which was entered in the company's register page as entry 2.

The party hereto declares that the company she represents exists and that the powers she exercises have not been revoked, suspended or limited in any way whatsoever.

In compliance with the mandate laid down in article 98.1 of Law 24/2001 and with the effects laid down in paragraph 2 thereof, I hereby judge the party hereto to have sufficient representational powers to execute this deed for formalizing company agreements, basing this judgment on the entire contents of the aforementioned deed of empowerment, particularly the set of powers conferred: power of attorney at the behest of the company "Telvent Investments S.L", on the terms and conditions laid down therein.

The party hereto has in my judgment the necessary legal capacity, as she intervenes herein, to execute this deed, as specified above, and to that effect:

                         SHE HEREBY STATES AND EXECUTES

That, she hereby formalizes, as she intervenes herein, the agreements adopted by the joint but not several directors of the company "TELVENT INVESTMENTS, S.L" on 16 June 2002 and places them on public record, in such terms as are expressed in the certificate that she hereby hands over to me and which I, the Notary, attach hereto to be henceforth included in its copies and transfers, declaring that it has been issued by the joint directors of the company, at that time being Manual Sanchez Ortega and Jose Ignacio del Barrio Gomez, whose signatures I represent as legitimate.

By virtue thereof a special power of attorney is conferred on favor of MS. ANA ISABEL MORALES RODRIGUEZ, MR. MANUEL SANCHEZ ORTEGA, MS. ANA MARIA PLAZA ARREGUI, MR. JOSE IGNACIO DEL BARRIO GOMEZ

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and MR. MANUEL FERNANDEZ MAZA so that any one of them, severally and without distinction between them, on behalf of the company, is entitled to exercise the powers that are exhaustively detailed in the attached certificate, together with the personal details of the aforementioned authorized representatives, so they are hereby taken to have been wholly reproduced for all legal purposes and are not repeated here to avoid unnecessary duplication.

The due legal caveats have been made.

The party hereto states and executes the above. At her choice, I, the Notary, read this deed out to her, after informing her of her right to read it for herself, which right she waives, and then ratifies and signs the deed with me, the Notary. I, the Notary, hereby certify that I have identified the party hereto on the basis of the abovementioned documentation and everything else contained in this public instrument, issued on two sheets of stamped paper for the exclusive use of notarial documents; series 5M, numbers 8346042 and this sheet. Signed. Ana Isabel Morales Rodriguez. Signed. Ignacio Paz-Ares. Sealed and with notary's paraph.

              Tariff Application. Additional Provision 3, Law 8/89
                        DOCUMENT OF NO ESTABLISHED AMOUNT

                                ATTACHED DOCUMENT

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                                     TELVENT

Mr. Manuel Sanchez Ortega, of legal age, married, with the abode for these purposes at Avenida Valgrande 6, Alcobendas (Madrid), and with DNI 2601273 and Mr. Jose Ignacio del Barrio Gomez, of legal age, married, Spanish, with the abode for these purposes at Calle Valgrande 6, Alcobendas (Madrid), and with DNI 51343948-J, Joint Directors of the company "Telvent Investments S.L", with registered office at Calle Valgrande 6, Alcobendas (Madrid), and with CIF B 84023373 (the "Company") hereby agree:

To confer a special power of attorney on favor of Ms. Ana Isabel Morales Rodriguez, of legal age, Spanish, and with the abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6, with DNI 28738501-R; Mr. Manuel Sanchez Ortega, of legal age, married, engineer by profession, with the abode for these purposes at Avenida Valgrande 6, Alcobendas (Madrid), and with DNI 2601273; Ms. Ana Maria Plaza Arregui, of legal age, Spanish, and with the abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6, with DNI 12374150N; Mr. Jose Ignacio del Barrio Gomez, of legal age, married, Spanish, and with the abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6, with DNI 51343948-J and Mr. Manuel Fernandez Maza, Spanish by nationality, of legal age, married and with the abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6, with DNI 28603055-W, ratifying where applicable previous actions to the same purpose, so that any of them severally and without distinction between them can perform the following:

- Acquisition by the Company of all or part of the shares held now or in the future by the company Telvent GIT, S.A in the company Xfera Moviles, S.A, as a single or repeated transaction and in such proportion, terms, deadlines, prices and conditions as may be deemed fitting.

                                       16
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-

- Execute any public or private documents that might be necessary for including the Company in the Shareholders' Agreement of Xfera Moviles, S.A of 2 January 2000 (the "Agreement") and any documents developing the latter, in particular the following:

(i)      Supplemental agreement number 1 of said agreement, dated 1 August 2000.


(ii)     Supplemental agreement number 2 of said agreement, dated 24 October
         2000.

(iii) Amendment of the Agreement and of Supplementary Agreement number 1 thereof.

(iv) Agreement for the Proportional Distribution of Liability, dated 22 October 2001.

(v) Agreement for the Proportional Distribution of Liability deriving from the Enforcement of the Spectrum Fee Guarantees, dated 3 April 2002

(vi) Agreement for the Proportional Distribution of Liability deriving from the Enforcement of the Spectrum Fee Guarantees for year 2002.

         Each one of the authorized representatives will be entitled to make any declaration of intent required under said agreement or any document developing same or related thereto, doing so on behalf of the company.

- Make as many notifications and requirements to the governing body of Xfera Moviles, S.A or any third parties or entities as may prove necessary for registering the tenure of the shares of Xfera Moviles, S.A in the latter company's Registered Share Book and issuing the share certificates in the Company's name.

- Execute as many public or private documents as may be necessary for the Company to adhere to or ratify the following:

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(i)      The Maximum Share Pledge Contract, to which the parties are Xfera
         Moviles, S.A, Nortel Networks International Finance and Holding BV, Ericsson Credit AB, Citibank International Plc and the shareholders of Xfera Moviles, S.A. This contract was placed on public record in diverse public instruments executed before the Notary of Madrid, Mr. Juan Alvarez-Sala Walther under the numbers 2200, 2213, 2214, 2221 and 2644 of his general protocol of public-instruments corresponding to 2001

(ii) The pledge deeds executed before the Notary of Madrid, Mr. Jesus Roa Martinez on 18 July 2002 under the numbers 222, 223, 224 and 225 of his protocol and

(iii) The Pledge Confirmation Deed executed before the Notary of Madrid, Mr. Jesus Roa Martinez on 30 June 2003 under the number 758 of his protocol.

      All the above refers to the financial documents placed on public record by the public deed executed before the same Notary on 27 August 2001 with the number 2374 of his protocol, subsequently amended. The authorized representative will be entitled to execute as many public and private documents and make as many written notifications and declarations of intent as may prove to be necessary in accordance with or in relation to the Maximum Share Contract Pledge and in particular for the purposes of implementing the requirements laid down therein; the authorized representative will also be entitled to make as many communications, summonses and requests as may be necessary for the full effectiveness of the aforementioned adhesion, including, not exhaustively, those sent to the governing body of Xfera Moviles, S.A and Citibank International Plc.

- To execute as many public or private documents as may be necessary for the Company's adhesion to the Subordination Contract, the parties to which are Xfera Moviles, S.A, Nortel Networks International Finance and Holding BV, Ericsson Credit AB, Citibank International Plc, the shareholders of Xfera and the Entities Associated with the Shareholders (as defined in said Subordination

      Contract). The Subordination Contract was placed on public record by means of several public instruments all executed before the Notary of Madrid, Mr. Juan Alvarez Sala Walther, under the numbers 2201, 2215, 2217 and 2219 of his general protocol of public-instruments corresponding to 2001, in relation to the financial documents placed on public record by means of the deed executed before the same Notary on 27 August 2001, with the number 2374 of his protocol, subsequently amended. The authorized representative will be entitled to execute as many public and private documents and make as many written notifications and declarations as may prove to be necessary in accordance with or in relation to the Subordination Contract and in particular for the purposes of implementing the requirements laid down therein; the authorized representative will also be entitled to make as many communications, requirements and requests as may be necessary to ensure full effectiveness of the aforementioned adhesion, including, not exhaustively, those sent to the governing body of Xfera Moviles, S.A and Citibank International Plc.

- Pledge in favor of "Nortel Networks International Finance and Holding B.V." and "Ericson Credit A.B" such shares of the Spanish company Xfera Moviles, S.A as Telvent Investments S.L. may acquire in the future under any legal title.

- Issue and receive any declarations, execute as many public or private documents as may be necessary and also carry out any related or complementary action (including endorsement of the multiple certificates representing such shares of Xfera Moviles, S.A as Telvent Investments, S.L. may be the owner of at each moment and authorization of Xfera Moviles, S.A to cancel and/or issue multiple certificates representing shares of Xfera Moviles, S.A) that may prove to be necessary for ensuring the full legal efficacy of the powers and acts laid down herein, including the powers of clarification, amendment or rectification, all in such terms as may be deemed to be necessary.

      For the above purposes each authorized representative will be entitled to sign as many public or private documents as may be necessary, including those of rectification, correction and amendment, to put the above into effect.

      The authorized representative will be entitled to exercise the aforementioned powers even at the same time as an action on its own behalf or on behalf of third parties, in the same act. The principal assumes said risk of any clash of interests with the authorized representative and even, therefore, if said authorized representative should carry out any actions legally definable as self dealing or multi-representation.

      In witness whereof we issue this document in Madrid on 16 June 2004

      The joint (but not several) director: Manuel Sanchez Ortega; the joint (but not several) director: Jose Ignacio del Barrio Gomez. Notaries' paraphs.

      THIS IS A COPY, which faithfully matches its original kept in my protocol of public instruments. At the behest of the company granting the power, I hereby issue same on four pages of paper for the exclusive use of notarial documents, series 5M, numbered as the present page and the three preceding ones in correlative order, which I hereby sign, seal and add my notary's paraph to, in Madrid on 18 June 2004.

      AUTHENTICATION. I, JUAN ALVAREZ-SALA WALTHER, NOTARY OF MADRID, HEREBY
      CERTIFY: that these photocopies are an exact reproduction of their originals, which I have been shown and returned, and are issued on four sheets of special paper for the Notaries' Associations of Spain, to all of which I add my seal and notaries' paraph, bearing the numbers NW2845585, the two immediately preceding ones in correlative order and this one.

Madrid, 23 June 2004.

LEGITIMATION AND LEGALISATION STAMP

ATTACHED DOCUMENT NUMBER TWO

FORMALISATION OF COMPANY AGREEMENTS: POWER OF ATTORNEY AT THE BEHEST OF THE COMPANY TELVENT GIT, S.A

NUMBER ONE THOUSAND FIVE HUNDRED AND FORTY THREE

In Madrid, my residence, on June eighteenth two thousand four.

Before me, IGNACIO PAZ-ARES RODRIGUEZ, Notary of this Capital and member of its Notaries' Association

                                     APPEARS

MS. ANA ISABEL MORALES RODRIGUEZ, of legal age, married, with abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, number 6, with DNI and NIF 28738501-R.

                                   WITNESSETH

On behalf of the public limited company called "TELVENT GIT, S.A." with CIF A-82/631623, with registered office in Alcobendas (Madrid), at Calle Valgrande, number 6, set up for an open-ended time under the name "Telvent Desarrollos, S.A." by a deed executed before the Notary of Madrid, Carlos Perez Baudin on 4 April 2000 under the number 1199 of his protocol and entered in the Mercantile Register of Madrid in volume 15,370, book 0, sheet 164, section 8, page M-257,879, entry 1. The called-up capital pending in the deed of foundation was paid by means of another deed authorized on 11 October 2000 by the Notary of Madrid, Mr. Carlos Perez Baudin, with the number 3284 of his protocol. Its share capital has been increased several times by virtue of other deeds authorized by said Notary, Mr. Carlos Perez Baudin, on the following dates: 12 December 2000 with the protocol number 3989 and 1 January 2001 with the protocol number 1. Its trade name was changed from "Telvent Desarrollos, S.A" to "Telvent Sistemas y Redes, S.A" by means of another deed authorized by the Notary of Madrid, Mr. Carlos Perez Baudin, on 12 February 2001, protocol number 516 and its share capital was re-denominated in euros by another deed before said Notary, Mr. Carlos Perez Baudin, on 8 May 2001, protocol number 1596.

Lastly, the company then changed its name of "Telvent Sistemas y Redes, S.A." to its current one of "TELVENT GIT, S.A" by a deed executed before the Notary of Madrid, Mr. Carlos Perez Baudin, on 1 April 2003, with the number 1030 of his protocol, leading to entry number 29 in the company's register page.

Her representational powers derive from her post as Secretary of the Company's Board of Directors, which appointment was made by means of agreements adopted by the same Board of Directors on 15 April 2004, placed on public record by a public deed executed before the Notary of Madrid, Mr. Ignacio Paz-Ares Rodriguez on 21 April 2004 with the number 886 of his protocol and duly entered in the Mercantile Register of said capital city as entry 42 of the company's page. The party hereto assures me that she still holds the post as of today's date.

She is especially empowered for executing this document as a result of the agreements adopted by the Company's Board of Directors in its meeting held on 15 April 2004, as vouched for by a certificate issued by the secretary to the Board of Directors at that time, the party hereto Ms. Ana Isabel Morales Rodriguez herself, with the approval of the chairman of that time, Mr. Manuel Sanchez Ortega, both of said Board of Directors. I hereby certify their signatures and leave this certificate attached hereto for inclusion in any future copies or transfers thereof.

Of the Chairman. The party hereto declares that the aforementioned Mr. Manuel Sanchez Ortega was appointed member of the Company's Board of Directors for the statutory term of five years by means of a deed executed before the Notary of Madrid, Mr. Luis J. Ramayo Garcia on 24 February 2004 with the number 540 of his protocol, leading to entry 38 in the company's register page, declaring also that this appointment is still in force. He was then appointed Chairman of said Board of Directors by virtue of the agreements of the board meetings held on 15 April 2004, placed on public record by means of the deed executed before the Notary of Madrid, Mr. Ignacio Paz-Ares Rodriguez on 21 April 2004 with the number 885 of his protocol, duly entered in the Mercantile Register of the company's head-office area, as asserted by the party hereto.

In my judgment the party hereto, as she intervenes herein, has the sufficient legal capacity to execute this deed, as qualified in the preceding paragraph, and to that purpose

                           HEREBY STATES AND EXECUTES

That she intervenes herein to place on public record the agreements adopted by the Board of Directors of the Company she represents "TELVENT GIT, S.A" in its board meeting held on 15 April 2004, by virtue of which a special power of attorney is conferred on favor of MR. MANUEL SANCHEZ ORTEGA, MS. ANA MARIA PLAZA ARREGUI, MR. MANUEL FERNANDEZ MAZA, MS. ANA ISABEL MORALES RODRIGUEZ and MR. JOSE IGNACIO DEL BARRIO GOMEZ so that any one of them, severally and without distinction between them, on behalf of the company, is entitled to exercise the powers that are exhaustively detailed in the attached certificate, together with the personal details of the aforementioned authorized representatives, so they are hereby taken to have been wholly reproduced for all legal purposes and are not repeated here to avoid unnecessary duplication.

The due legal caveats have been made.

The party hereto states and executes the above. At her own choice, I, the Notary, read this deed out to her, after informing her of her right to read it for herself, which right she waives, and then ratifies and signs the deed with me, the Notary. I, the Notary, hereby certify that I have identified the party hereto on the basis of the abovementioned documentation and everything else contained in this public instrument, issued on three sheets of stamped paper for the exclusive use of notarial documents; series 5M, numbers 8349974, 8349975 and this sheet. Signed. Ana Isabel Morales. Signed. Ignacio Paz-Ares. Sealed and with notary's paraph.

              Tariff Application. Additional Provision 3, Law 8/89
                        DOCUMENT OF NO ESTABLISHED AMOUNT

                                ATTACHED DOCUMENT

                                     TELVENT

                       Certification of the Board Meeting

Ms. Ana Isabel Morales Rodriguez, secretary to the Board of Directors of the Company "Telvent GIT, S.A" with registered head office and tax domicile in Alcobendas (Madrid) at Calle Valgrande, 6, entered in the Mercantile Register of Madrid in volume 15,370, sheet 164, section 8, page M-257879, with CIF A-82631623.

Hereby certifies

That a board meeting was held on 15 April 2004, at 17.00 hours in Madrid, in Calle General Martinez Campos 53, validly convened in accordance with the Company's company bylaws with the attendance of the following board members: HRH Mr. Carlos de Borbon Dos Sicilias, Mr. Javier Salas Collantes, Mr. Manuel Sanchez Ortega, Mr. Jose B. Terceiro Lomba, Mr. Eduardo Punset Casals, Mr. Candido Velazquez-Gaztelu Ruiz, Mr. Miguel Cuenca Valdivia. Once the meeting had been validly set up, the members unanimously agreed to hold it and to follow the proposed agenda. They also adopted unanimously, among others, the following agreements, as reflected in the minutes of the meeting, read out and unanimously approved at the end thereof and signed by the Secretary with the approval of the
Chairman:

- To confer a special power on Mr. Manuel Sanchez Ortega, Spanish, of legal age, married, with the abode for these purposes at Calle Valgrande 6, Alcobendas (Madrid), and with DNI 2601273-L; Ms.Ana Maria Plaza Arregui, of legal age, single, Spanish, and with the abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6, with DNI 12374150-N; Mr. Manuel Fernandez Maza, Spanish, of legal age, married and with the abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6. and with DNI 28603055-W; Ms. Ana Isabel Morales Rodriguez, of legal age, Spanish, and with the abode for these purposes in

      Alcobendas (Madrid) at Calle Valgrande, 6, with DNI 28738501-R; and Mr. Jose Ignacio del Barrio Gomez, of legal age, married, Spanish, and with the abode for these purposes in Alcobendas (Madrid) at Calle Valgrande, 6, with DNI 51343948-J, ratifying where applicable previous actions to the same purpose, so that any of them severally and without distinction between them can perform the following:

            a) Sale by the Company of all or part of the shares it holds in the company Xfera Moviles, S.A, to the company Telvent Investments, S.L., once said company's articles of incorporation has been executed, as a single or repeated transaction and in such proportion, terms, deadlines, prices and conditions as may be deemed fitting.

            b) Endorse and commit themselves to endorsing multiple certificates representing shares of Xfera Moviles, S.A under such terms as are deemed fitting, and

            c) Authorise Xfera Moviles, S.A to cancel and issue multiple certificates representing shares of Xfera Moviles, S.A under such terms as are deemed fitting,

      And to sign for that purpose as many private or public documents as may be necessary, including those of rectification, correction and amendment, where applicable, to carry out all of the above.

      Each authorized representative will be entitled to exercise the aforementioned powers even at the same time as an action on its own behalf or on behalf of third parties, in the same act. The principal assumes said risk of any clash of interests with the authorized representative and even, therefore, if said authorized representative should carry out any action legally definable as self dealing or multi-representation.

- The Chairman, Mr. Manuel Sanchez Ortega, the Secretary Ms. Ana Isabel Morales Rodriguez and the Vice-secretary Ms. Ana Maria Plaza Arregui are hereby empowered so that any of them without distinction may appear before a Notary and proceed to totally or partially enter in the Mercantile Register such agreements as must legally be so registered, formalizing as many documents as may be necessary in fulfillment of said agreements, including the correction and rectification thereof, doing so as a special delegate of this Board of Directors. This power of attorney is to be understood in the most ample sense under law and as necessary within the specific ends mentioned".

The insertion tallies with the Minutes Book, to which I refer. For all due effects and purposes I sign this deed on 16 June 2004 with the approval of the Chairman of the Board of Directors.

The secretary: Ms. Ana Isabel Morales Rodriguez. Approval of the Chairman, Mr. Manuel Sanchez Ortegas. Notaries' paraph

THIS IS A COPY, which faithfully matches its original kept in my protocol of public instruments. At the behest of the company granting the power, I hereby issue same on five sheets of paper for the exclusive use of notarial documents, series 5M, numbered as this page and the four preceding ones in correlative order, which I hereby sign, seal and add my notary's paraph to, in Madrid on 18 June 2004.

AUTHENTICATION. I, JUAN ALVAREZ-SALA WALTHER, NOTARY OF MADRID, HEREBY CERTIFY: that these photocopies are an exact reproduction of their originals, which I have been shown and returned, and are issued on five sheets of special paper for the Notaries' Associations of Spain, to all of which I add my seal and notaries' paraph, bearing the numbers NW2845594, the three immediately preceding ones in correlative order and this one.

Madrid, 23 June 2004.

LEGITIMATION AND LEGALISATION STAMP

ATTACHED DOCUMENT NUMBER THREE

      POWER OF ATTORNEY EXECUTED BY THE COMPANY "CITIBANK INTERNATIONAL PLC"

      NUMBER SEVEN HUNDRED AND SEVENTY TWO.
      IN MADRID, on March third two thousand and four.
      Before me, IGNACIO MARTINEZ-GIL VICH, Notary of Madrid,

                                    APPEARS:

      MR. JESUS-GREGORIO CASAS CARDENAL, of legal age, single, resident of Madrid, calle Jose Ortega y Gasset, 29, with National Identity Card number 810.653-H.

      He takes part on behalf of the Corporation known as "CITIBANK INTERNATIONAL PLC", a public limited company, founded in Great Britain in accordance with the Companies Law 1948, for 1967, registered in London (England) on December 21, 1972 and reregistered as a Public Limited Company, in accordance with Section 43 of the Companies Act of 1985, on March 1, 1993. Its registered headquarters and main office of business is currently at 336 Strand, London WC2R 1HB and it has been entered in the Mercantile Register of England and Wales under the number 1088249.

      To intervene herein he is making use of the power of attorney in his favor granted by the aforementioned Company before the Notary public of London, Sophie Jane Jenkins on 21 February 2003, entered in the Mercantile Register of Madrid in volume 17,136, sheet 28, page M-271272, entry 27.

      I have before me an authentic copy of said power of attorney, legalized by the Apostille, according to which, in my judgment and under my responsibility, the authorized representative has sufficient representational powers for this act, being empowered, among other things, for running, negotiating and managing general mercantile banking activities in the Company's name, even with the Bank of Spain, for pledging securities, dealing with securities, deposit transactions and delegating all or part of his powers on Company employees.

         He declares all the above to be still in force.

         In my judgment he is sufficiently empowered as he intervenes herein for carrying out this act and by virtue thereof

                                 HEREBY EXECUTES

That he confers a power of attorney on FRANCICSO MONTORO ALEMAN and MARIA DE LAS NIEVES REDONDO LAFUENTE, both of legal age, married, with the abode for these purposes in Madrid at Calle Jose Ortega y Gasset 29, with DNIs 5404195-T and 18590819-B respectively, employees of the principal company, so that without distinction they can exercise the following powers on behalf of "CITIBANK INTERNATIONAL PLC".

1. Appear before notaries public for the following purposes: (i) ratify, amend, cancel and/or confirm, as agent bank, a public share pledge deed of the company XFERA MOVILES, S.A (hereinafter "Xfera) executed in July 2001 before the Notary Mr. Juan Alvarez-Sala Walther in favor of the companies "NORTEL NETWORKS INTERNATIONAL FINANCE AND HOLDING B.V." and "ERICSSON CREDIT A.B" (hereinafter the "Pledge Deed"; (ii) also to ratify, amend, cancel and confirm any other pledge deed on newly issued Xfera shares that has been or might be executed in relation to said Pledge Deed and (iii) execute the deeds of adherence to the Pledge Deed or the subordination agreement signed between Xfera, Nortel, Ericsson, the Company, the shareholders of Xfera and the group companies as defined in said agreement, which was placed on public record on 27 August 2001 before the Notary Mr. Juan Alvarez Sala-Walther.

2. Apply for, receive and hand over the certificates representing the shares of Xfera and any other certificate or document related thereto for their endorsement, cancellation or deposit before the Company or any other party.

3. Issue and receive as many declarations or execute or ratify as many documents, private or public, that the Company deems to be fitting for exercising its agent-bank functions deriving from the loan contract dated 19 December 2000 between Xfera, Nortel and the Company, and also the Pledge Deed.

4. Likewise carry out as many related or complementary acts as may be necessary for the proper performance of the actions assigned thereto.

5. Appear before the Spanish government authorities and sign, on the Company's behalf, as many documents as may be necessary for the validity of the Pledge Deed and such related agreements as may finally be made.

6. Appear before the judicial, administrative and civil Spanish authorities and carry out, on the Company's behalf, all such actions as may be necessary for the total or partial cancellation or execution of such pledge deeds as are finally executed.

7. In exercising the abovementioned powers, determine the terms and conditions that he deems to be fitting and issue and receive all types of declarations of intent and other declarations.

8. Execute as many public or private documents as may be necessary for exercising the powers bestowed thereon including, if necessary, deeds of amendment or ratification.

      The abovementioned powers should be understood as a guideline rather than as an exhaustive list. The enumeration thereof does not limit the power granted, so it will not be possible to base any claim on any defect or imprecision in this power of attorney, which should be interpreted in the widest sense. Drawn up from a draft.

      The party hereto thus executes, ratifies and signs this deed, after a perusal thereof and having been informed by me of all due legal caveats and reserves.

      I, the Notary, do hereby certify that I know the party hereto, that his consent has been freely given and that this deed has been executed in due accordance with the law and with the duly informed free will of the party intervening in this public document. I do hereby certify the contents thereof, issued on three sheets of notarial class paper, with the number of this one and the two previous ones in descending correlative order.

      There follow the signature of the party and the authorizing Notary. Sealed and given the notary's paraph.

      NOTARIAL FEE. ACCRUED DUTIES. Applicable tariff, numbers 1,4. DOCUMENT OF NO ESTABLISHED AMOUNT. TOTAL (excluding tax)

      THIS IS A COPY OF ITS ORIGINAL, kept in my general record of public instruments under the aforementioned order number and duly noted therein. At the behest of the company, I hereby issue same on four pages of paper for the exclusive use of notarial documents, the present page and the three preceding ones in ascending correlative order and of the same series. In Madrid on 3 March 2004. I DO HEREBY CERTIFY SAME.

ATTACHED DOCUMENT NUMBER FOUR

                                                                           Xfera

Mr. Jose Perez Santos, secretary of the Board of Directors of Xfera Moviles, S.A, with registered head office in Madrid at Edificio A.P.O.T, Calle Ribera del Sena s/n, Campo de las Naciones, set up for an open-ended time by means of a deed dated 4 January 2000, executed before the Notary Mr. Juan Alvarez Sala Walther with the number 30 of his protocol, entered in the Mercantile Register of Madrid in volume 14,805, sheet 140, section 8, page M-246116, entry 1 and with Tax Identification Number A-82/528548 (hereinafter, the "Company"), with his post of secretary duly entered in the Mercantile Register of Madrid in volume 14,805, book 0, sheet 146, section 8, page M-246116, entry 3.

                                HEREBY CERTIFIES

      I. That according to the Company's Registered Share Book, Telvent GIT, S.A is currently the holder of 1,467,270 Company shares, numbered from 329,886,929 to 331,354,198, inclusively. These shares are 50% paid in.

      II. That on the date of writing the Company's company bylaws contain no restrictions on the free transferability of the shares.

      III. That Telvent GIT, S.A is party to the Shareholders' Agreement of Xfera Moviles, S.A, clause 11.2(i) of which lays down the following:

            "The shares in the Company shall be freely transferable among entities of the same Group (as defined in 11.2.10(i) below)".

      IV. That clause 11.2.10(i) of the Shareholders' Agreement of Xfera Moviles, S.A lays down the following:

            Entities shall be considered as belonging to the same "Group" if they constitute a single decision-making unit, because any of them controls or may control, directly or indirectly, the decisions of the others.

            It shall be understood in any case that one entity has "Control" over another in any of the following circumstances:

            (a) When the controlling entity holds the majority of the voting rights of the controlled entity, either directly or by means of agreements with other shareholders.

            (b) When the controlling entity has the right to appoint or remove the majority of the members of the governing bodies of the controlled entity, either directly or by means of agreements with other shareholders.

            (c) When at least one half plus one of the directors of the controlled entity are directors or top executives of the controlling entity or of another entity controlled by the latter.

                  For the purpose of the provisions contained in the preceding paragraphs, the rights to vote or of appointment or removal possessed by the controlling entity through controlled entities or through other persons acting on behalf of the controlling entity or on behalf of the other entities controlled by the latter shall be added to the rights to vote or of appointment or removal referred to in said paragraphs".

      IN WITNESS WHEREOF, I hereby issue this certificate in Madrid on 22 June 2004.

      The Secretary of the Board of Directors of Xfera Moviles, S.A

      Mr. Jose Perez Santos

      ATTACHED DOCUMENT NUMBER FIVE

Company Name

                               XFERA MOVILES, S.A

REGISTERED HEAD OFFICE: Edificio A.P.O.T, Calle Ribera del Sena s/n, Campo de las Naciones, 28042 Madrid

CIF A-82528548

Set up for an open-ended time by means of a public deed authorized by the Notary of the Notaries' Association of Madrid______________________________________________ ______________________ Mr.
Juan Alvarez Sala Walther ________________________ on 4 January 2000, entered in the Mercantile Register of Madrid in page M-246116, sheet 140, volume 14,805, book 0, section 8 of the Companies Book, entry 1.

                        SHARE CAPITAL: 335,000,000 euros

Represented by 335,000,000 registered shares (i) of a single series with a face value each one of 1 euro, totally subscribed and paid in, except (+) and numbered correlatively from 1 to 335,000,000, inclusively.

                               CERTIFICATE No. 98

Comprising 1,467,270 shares numbered (see footnote ++) single series in favor of
(2) Telvent GIT, S.A.

Date 23 June 2004-06-28
(+) Shares from 309,000,001 to 335,000,000 (both inclusive) (50% paid in)
(++) Numeration: 329,886,929 to 331,354,198 (both inclusive).         Signed

(1) Bearer stock or registered shares.
(2) Holder's name, where applicable.

NW2845784

Handwritten portion:

"I HEREBY ENDORSE this pledging arrangement in the terms laid down in the share pledging deed of the Spanish company Xfera Moviles, S.A, authorized today by the Notary of Madrid Mr. Cruz-Gonzalo Lopez- Muller Gomez on today's date signed by the holder's representatives as mentioned in the aforementioned deed.

Madrid, June 23, 2004
Signed
(illegible signature)

I hereby transfer the shares comprised in this Multiple Certificate to Mr./Ms.

With my intervention in terms of this pledge endorsement and express faith of what contains section 17.bis of the Notaries' Rules.

Madrid, 23 June 2004

Date
     (Illegible signature)"

I hereby transfer the shares comprised in this Multiple Certificate to Mr./Ms. Telvent Investments, S.L. in due accordance with the deed of this same date before the Notary Mr. Juan Alvarez-Sala Walther of Madrid

Date: June 23, 2004

I hereby transfer the shares comprised in this Multiple Certificate to Mr./Ms.

Date

I hereby transfer the shares comprised in this Multiple Certificate to Mr./Ms.

Date

I hereby transfer the shares comprised in this Multiple Certificate to Mr./Ms.

Date

I hereby transfer the shares comprised in this Multiple Certificate to Mr./Ms.

Date

I hereby transfer the shares comprised in this Multiple Certificate to Mr./Ms.

Date

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

THIS IS A FIRST COPY, which faithfully matches its original kept in my protocol of public instruments. At the behest of the company "TELVENT INVESTMENTS, S.L.", I hereby issue same on twenty four sheets of paper for the exclusive use of notarial documents, series 5Q, the present page and the twenty three preceding ones in correlative order, which I hereby sign, seal and add my notary's paraph to, in Madrid on 25 June 2004.

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